Exhibit 10.1

100 SUMMER STREET

BOSTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

RAPID7, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of November 11, 2013, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Suite 1400 Expansion Space), Exhibit A-3 (Outline and Location of Suite 1401 Expansion Space), Exhibit A-4 (Outline and Location of Offering Space 1 and Offering Space 2), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Notice of Lease), Exhibit H (Form of Letter of Credit), Exhibit I (HVAC Specifications) and Exhibit J (Janitorial Specifications).

1.	Basic Lease Information.

1.01	“Building” shall mean the building located at 100 Summer Street, Boston, Massachusetts 02110, and commonly known as 100 Summer Street. “Rentable Square Footage of the Building” is deemed to be 1,109,886 square feet.

1.02	“Premises” shall mean the area shown on Exhibit A-1 to this Lease. The Premises is located on the 13th and 14th floors and known as suites 1300 and 1403. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 46,569 square feet comprised of (i) 37,873 rentable square feet on the 13th floor and (ii) 8,696 rentable square feet on the 14th floor. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03	“Base Rent”:

Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Commencement Date – Last day of 41st full calendar month of the Term	$42.00	$162,991.50
First day of 42nd full calendar month of the Term – Termination Date	$44.00	$170,753.00

Base Rent Abatement: Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to (i) an abatement of Base Rent in the amount of $162,991.50 per month for the period commencing on the Commencement Date and ending on July 31, 2014 (the “First Abatement Period”), (ii) an abatement of Base Rent in the amount of $57,991.50 per month for the period commencing on August 1, 2014 and ending on July 31, 2015 (the “Second Abatement Period”), and (iii) an abatement of Base Rent in the amount of $22,991.50 per month for the period commencing on August 1, 2015 and ending on July 31, 2016 (the “Third Abatement Period”) (the First Abatement Period, the Second Abatement Period and the Third Abatement Period are collectively referred to herein as the “Base

Rent Abatement Period”). The amount of Base Rent abated during the Base Rent Abatement Period shall herein be referred to as the “Abated Base Rent”. The balance of the monthly installment of Base Rent payable for (x) for the Second Abatement Period (i.e., $105,000.00 per month) and (y) for the Third Abatement Period (i.e., $140,000.00 per month) (each month a “Remaining Monthly Balance”) shall be payable in accordance with the terms of the Lease. If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and each Remaining Monthly Balance and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. Notwithstanding the foregoing, in the event the Commencement Date is delayed beyond the Target Commencement Date, then the First Abatement Period, the Second Abatement Period and the Third Abatement Period shall each be extended one day for each day the Commencement Date is delayed beyond the Target Commencement Date.

1.04	“Tenant’s Pro Rata Share”: (i) 2.7030% during the First Abatement Period, (ii) 3.6040% during the Second Abatement Period, and (iii) 4.1958% during the Third Abatement Period.

1.05	“Base Year” for Taxes (defined in Exhibit B): an amount equal to $8.75 per rentable square foot multiplied by the Rentable Square Footage of the Building; “Base Year” for Expenses (defined in Exhibit B): the amount of Expenses incurred for the Building during calendar year 2014.

For purposes hereof, “Fiscal Year” shall mean the period from July 1, 2014 to June 30, 2015 and each period of July 1 to June 30 thereafter.

1.06	“Term”: The period commencing on the Commencement Date (defined below) and, unless terminated earlier or renewed in accordance with this Lease, ending on the last day of the 65th full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the date on which the Landlord Work (defined in Section 1.14) is Substantially Complete (defined in Section 3). The parties anticipate that the Landlord Work will be Substantially Complete on or about February 1, 2014 (the “Target Commencement Date”). In addition, if Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms in Section 1.16, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant’s cost and expense, a Notice of Lease in the form attached as Exhibit G.

1.07	Allowance(s): an amount not to exceed $2,561,295.00 (i.e., $55.00 per square foot of the Premises), as further described in the attached Exhibit C.

1.08	“Security Deposit”: As of the date of this Lease there is no Security Deposit.

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1.09	“Guarantor”: As of the date of this Lease there is no Guarantor.

1.10	“Broker(s)”: McCall & Almy (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Cushman & Wakefield (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.11	“Permitted Use”: General office use, including use of a portion of the Premises for a sensitive compartmented information facility.

1.12	“Notice Address(es)”:

Landlord:	Tenant:

MA-100 Summer Street Owner, L.L.C.

c/o Equity Office

125 Summer Street, 17th Floor

Boston, Massachusetts 02110

Attention: Property Manager

With copies of any notices to Landlord shall be sent to:

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, Illinois 60606

Attn: Managing Counsel – Boston Region

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, Illinois 60606

Attn: Lease Administration

Prior to the Commencement Date:

Rapid7, Inc.

800 Boylston Street, 29th Floor

Boston, Massachusetts 02199

Attention: Chief Financial Officer

From and after the Commencement Date:

Rapid7, Inc.

100 Summer Street

Suite 1300

Boston, Massachusetts 02110

Attention: Chief Financial Officer

With a copy of any notices whereby Landlord is notifying Tenant of a Tenant default under the Lease, or notifying Tenant of, or responding to Tenant with respect to, any option rights of Tenant under the Lease, or providing any notices other than routine notices concerning the operation of the Building, to:

Langer & McLaughlin, LLP

855 Boylston Street

Boston, MA 02116

Attention: Doug McLaughlin

1.13	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other comparable office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

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1.14	“Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16	Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in the form attached as Exhibit G), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years. In the event a notice of lease is executed, then simultaneously with the Tenant’s execution of the notice of lease, Tenant shall execute and deliver to Landlord a release of notice of lease (the “Release of Notice of Lease”) in form and content reasonably satisfactory to Landlord which shall be held by Landlord in escrow until the Termination Date (as the same may be extended), at which time Landlord shall have the right to record the Release of Notice of Lease. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease within 10 Business Days after written request from Landlord. In the event Tenant fails to execute and deliver such an instrument, then Landlord shall have the right to release the Release of Notice of Lease from escrow without any further action or consent by Tenant, and Landlord shall thereupon have the right to record such Release of Notice of Lease.

1.17	“Letter of Credit” is as described in Section 7 of Exhibit F attached hereto.

2.	Lease Grant.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant has, as appurtenant to the Premises, the non-exclusive right to use any portions of the Property that are reasonably designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.	Adjustment of Commencement Date; Possession.

3.01

The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises, including the performance of Tenant’s Initial Alterations. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its

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obligations under this Lease, or Tenant’s specification of any materials or equipment with long lead times (each a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. Notwithstanding anything to the contrary in Section 1.06 above, except as provided in Section 3.01 below, Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date (described in Section 1.06) shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

Notwithstanding the foregoing, if the Slab Work and the Demising Wall Work (as those terms are defined in Exhibit C) is not Substantially Complete by the Initial Work Completion Date (as herein defined) and such failure will prevent Tenant from performing its Initial Alterations, then Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $5,358.62 for every day in the period beginning on the Initial Work Completion Date and ending on the date the Slab Work and the Demising Wall Work are both Substantially Complete. The “Initial Work Completion Date” shall mean November 15, 2013. Landlord and Tenant acknowledge and agree that: (i) the determination of the date when the Slab Work and the Demising Wall Work are Substantially Complete shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Initial Work Completion Date shall be postponed by the number of days the Substantial Completion of the Slab Work and the Demising Wall Work is delayed due to events of Force Majeure; provided that the number of days of delay attributable solely to Force Majeure for the purposes of determining any postponement of the Initial Work Completion Date shall be capped at a total of 60 days.

Notwithstanding the foregoing, if the Landlord Work is not Substantially Complete by the Outside Completion Date (as herein defined), Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $5,358.62 for every day in the period beginning on the Outside Completion Date and ending on the date the Landlord Work is Substantially Complete. The “Outside Completion Date” shall mean February 14, 2014. Landlord and Tenant acknowledge and agree that: (i) the determination of the date when the Landlord Work is Substantially Complete shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Substantial Completion of the Landlord Work is delayed due to events of Force Majeure; provided that the number of days of delay attributable solely to Force Majeure for purposes of determining any postponement of the Outside Completion Date shall be capped at 60 days.

Notwithstanding the foregoing, if the Landlord has not substantially completed its proposed alterations to the first floor lobby of the Building consisting of (i) replacing the currently existing floor, (ii) replacing a majority of the currently

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existing lighting, (iii) adding seating and art, (iv) changing the security desk, and (v) adding backlit glass to the entrance of the elevator vestibule (collectively, the “Lobby Work”) by the Outside Lobby Completion Date (as herein defined), Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $5,358.62 for every day in the period beginning on the Outside Lobby Completion Date and ending on the date the Lobby Work is substantially complete. The “Outside Lobby Completion Date” shall mean July 1, 2014. Landlord and Tenant acknowledge and agree that: (i) the determination of the substantial completion of the Lobby Work shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Lobby Completion Date shall be postponed by the number of days the substantial completion of the Lobby Work is delayed due to events of Force Majeure; provided that the number of days of delay attributable solely to Force Majeure for purposes of determining any postponement of the Outside Lobby Completion Date shall be capped at 270 days with respect to any Force Majeure delays relating to the delivery of the proposed stone for the Lobby Work and 60 days with respect to any other Force Majeure delays relating to the Lobby Work.

Notwithstanding anything contained herein to the contrary, for purposes of determining the number of days of Base Rent abatement that Tenant shall be entitled to pursuant to this Section 3.01, any day of overlap in which the date of Substantial Completion of the Slab Work and the Demising Work is delayed beyond the Initial Work Completion Date, or the Substantial Completion of the Landlord Work is delayed beyond the Outside Completion Date, or the substantial completion of the Lobby Work is delayed beyond the Outside Lobby Completion Date shall be deemed to be one day of delay and not two or more days of delay.

3.02

Subject to Landlord’s obligation to perform Landlord Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. However, notwithstanding the foregoing but subject to the terms of this Section 3.02, Landlord shall permit Tenant and Tenant’s agents, contractors and employees, to enter the Premises, at Tenant’s sole risk, after Landlord has completed the Slab Work and the Demising Wall Work (as those terms are defined in Exhibit C), solely for the purpose of performing the Initial Alterations (as defined in Exhibit C) and installing equipment, furnishings and other personalty provided that the Initial Alterations and such installations do not unreasonably interfere with the Landlord Work. The parties agree to cooperate reasonably to coordinate their respective access to and work within the Premises

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so as to minimize any delay to the performance of the Landlord Work. Notwithstanding the foregoing, Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that, but only for so long as (i) such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or (ii) Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Landlord Work at the earliest possible date, provided that Landlord agrees to act reasonably in making any such determination in light of the mutual obligation of Landlord and Tenant to cooperate reasonably to coordinate their respective work as set forth above.

4.	Rent.

4.01	Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee in the amount of $250.00, provided that Tenant shall be entitled to a grace period of up to 5 Business Days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 10% per annum, and Tenant shall pay Landlord a fee for any checks returned by Tenant’s bank for any reason equal to the amount of the fee (if any) which Landlord is charged by the applicable bank for such returned check(s). Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02	Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business, the use, condition, configuration

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and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s particular manner of use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant (but specifically excluding the Landlord Work). “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Landlord and Tenant acknowledge that the standard density limit for the Building is one Working Employee (as herein defined) for each 150 rentable square feet of the Premises. For purposes hereof, Tenant’s employees, agents and contractors are collectively referred to herein as the “Working Employees”. In the event Tenant exceeds the standard density limit for the Building, Tenant acknowledges that Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) remedying any violations of Laws arising from or in connection with such above standard density, and (ii) purchasing, installing and using any supplemental HVAC, electricity, water or other utilities in the Premises which may be required by applicable Law, desirable to Tenant or otherwise necessary in order to accommodate Tenant’s above standard density. Landlord shall have no obligation to remedy or correct any deficiencies in the Building standard services due to such above standard density by Tenant, and any such deficiency in the Building standard services due to Tenant’s above standard density shall not constitute a default by Landlord under this Lease, constitute a Service Failure (as hereinafter defined) or entitle Tenant to any abatement or offset of Rent due hereunder. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03). The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control.

6.	Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within 5 days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

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7.	Building Services.

7.01

Landlord shall furnish Tenant with the following services: (a) hot and cold water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours in accordance with the specifications attached hereto as Exhibit I or otherwise as required by governmental authority; provided that Landlord shall not be liable for any failure to maintain the temperature ranges set forth in such Exhibit to the extent that such failure arises out of either (i) an excess density or electrical load within the Premises beyond any density or load limits that are standard for the Building, or (ii) Tenant’s use of heat generating machines, equipment or lighting in the Premises, or (iii) modifications performed to the HVAC system by Tenant (or any contractors retained by Tenant) which have not been approved by Landlord or which have been made by Tenant after being informed by Landlord that such modifications may negatively affect the ability of Landlord to provide HVAC services in accordance with the specifications attached as Exhibit I, or (iv) Tenant’s failure to keep the window coverings in the Premises closed during periods when the outside temperature is 91 degrees dry bulb or above or (v) any Alterations to the Premises made by Tenant (or any contractors retained by Tenant) or at Tenant’s request which have not been approved by Landlord or which have been made by Tenant after being informed by Landlord that such Alterations may negatively affect the ability of Landlord to provide HVAC services in accordance with the specifications attached as Exhibit I. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord and if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord. As of the date hereof, Landlord’s monthly usage fee for using the condenser water in the Building is $100 per connected ton per month, subject to change from time to time. In addition, Tenant shall reimburse Landlord for any out of pocket costs incurred by Landlord to connect Tenant to the condenser water loop. As of the date of this Lease, the Building standard condenser water capacity available for use by tenants is currently 5 tons per floor. Currently, Tenant may request after hours HVAC service by delivering a written request to Landlord at the office of the Building prior to (i) 12:00 P.M. on the Business Day such after-hours usage is desired, or (ii) if such usage is desired on a non-Business Day, then prior to 12:00 P.M. on the Business Day immediately preceding the date such usage is desired. The aforesaid time periods and limitations for requesting after-hours HVAC service are subject to change from time to time by Landlord”. As of the date hereof, Landlord’s charge for after hours heating and air conditioning service is $175.00 per hour for cooling and $75.00 for heating for each full floor or partial floor for which Tenant requests such service, subject to change from time to time; (c) standard janitorial service on Business Days, including those services listed on Exhibit J attached hereto, in a manner customarily performed within the janitorial industry in office buildings

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of similar age, size, class and composition as the Building in the Boston financial district, or such other reasonably comparable janitorial services designated by Landlord from time to time; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

7.02	Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord. The initial estimated monthly payments for electricity shall be $5,433.05 per month (i.e., $1.40 per rentable square foot per year); provided that such rate may be adjusted from time to time to reflect the then current rate for electricity. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. For purposes hereof, the Building “electrical standard” is 6 watts per usable square foot of connected load to the Premises, inclusive of base Building HVAC. Landlord shall have the right to measure electrical usage by commonly accepted methods. Landlord and Tenant agree that as of the date of this Lease, the Premises is separately check metered for electricity. Landlord shall maintain and repair such check meter in accordance with the provisions of Section 9.02 below. However, if it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage.

7.03

Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, Landlord shall use reasonable diligence to correct and/or minimize any such Service Failure promptly, and if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be

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equitably prorated. Notwithstanding the foregoing, if a Service Failure which makes the Premises or a material portion thereof untenantable is reasonably within the control of Landlord and continues for 120 consecutive days after the Service Failure, then Tenant, as its sole remedy, shall have the right to elect to terminate this Lease within 10 days after the expiration of said 120 day period without penalty, by delivering written notice to Landlord of its election thereof. The foregoing termination right shall not apply if the Service Failure is due to a Casualty, as defined in Section 16. Instead, in such an event, the terms and provisions of Section 16 shall apply.

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (such items collectively are referred to as “Required Removables”), provided that if Tenant has requested that Landlord advise Tenant as to whether any Alterations are Required Removables at the time Tenant requests approval for a proposed Alteration as provided below, and Landlord does not identify certain portions of the Alterations as Required Removables, then Landlord shall have no right to require Tenant to remove at the end of the Term any such portion of the Alteration which Landlord had not so identified as a Required Removable at the time Tenant requested approval of the Alteration. Required Removables shall include, without limitation, internal stairways (other than the internal stairway currently existing in the Premises as of the date of this Lease, as the same may be expanded in connection with the Initial Alterations), raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations as such term may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding the foregoing, the Landlord agrees that, except for the Secured Area (as herein defined) and the showers, the improvements identified on the Space Plans (as defined in the Work Letter attached as Exhibit C), as specifically shown thereon as of the date hereof, shall not be deemed Required Removables.

9.	Repairs and Alterations.

9.01

Tenant shall promptly provide Landlord with notice of conditions within the Premises that are dangerous or in need of maintenance or repair. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the interior, non-structural portions of the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance

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obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02	Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; (f) elevators serving the Building; (g) restrooms located on any floor on which the Premises is located; provided, that with respect to restrooms located within the Premises, Tenant shall be responsible to repair and maintain any Alterations to such restrooms made after the completion of the initial Landlord Work by Landlord; and (h) any Base Building mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general. Landlord shall promptly make repairs for which Landlord is responsible.

9.03

Tenant shall not make alterations, repairs, additions or improvements or install any Cable outside of the Premises, in the Building risers, in the Building Common Areas or in the Building electrical closets (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within 10 Business Days following delivery of any request for consent to any Alteration. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord), although such plans and specifications need be supplied to Landlord only if they are necessary for the issuance of required permits or if reasonably deemed necessary by Landlord due to the nature of the work to be performed; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below, provided that the costs quoted by such Landlord designated contractors do not exceed the competitive

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cost for such services rendered by persons or entities of similar skill, competence and experience, and if the cost of such Landlord designated contractors do exceed the competitive cost for such services, then Tenant shall not be required to use such Landlord designated contractors); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds; and, with respect to any work which costs $500,000.00 or more when taken together in the aggregate, any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable provided that the costs quoted by such Landlord designated contractors do not exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within 5 Business Days following delivery of any request for a change to previously approved plans and specifications. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 2% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans in CAD format, if requested by Landlord (although such plans and specifications need be supplied to Landlord only if they are necessary for the issuance of required permits or if reasonably deemed necessary by Landlord due to the nature of the work to be performed), for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

Landlord may enter the Premises to inspect, show (but only during the last 12 months of the Term or anytime during an uncured Default by Tenant) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Notwithstanding the foregoing, except in emergencies or to provide Building services, Landlord shall provide Tenant with at least 24 hours’ prior notice of entry into the Premises, which may be given orally and by email (if Tenant’s email contact is provided to Landlord) to the entity occupying the Premises, and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises. If, however, Tenant does not make an employee available in the Premises at the

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time indicated in such notice or at such other time as may be mutually agreed upon by Landlord and Tenant, then (i) if the entry is for the purpose of performing work or providing services which have been requested by Tenant and would not otherwise be performed or provided by Landlord, Landlord shall not enter the Premises (unless Tenant otherwise agrees), but (ii) if the entry is for another purpose permitted by this Section, Landlord may enter the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent provided that such entry is in accordance with the provisions of this Lease.

Tenant, at its own expense, may provide its own locks to an area within the Premises (“Secured Area”) containing no more than 500 rentable square feet of space. Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of the Lease or Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant with respect to such entrance by Landlord, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

11.	Assignment and Subletting.

11.01

Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or if the proposed transferee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of comparable space within the Building. Notwithstanding the above, Landlord will not withhold its consent with respect to a subtenant subleasing space only on the 14th floor of the Premises unless the proposed subtenant is an occupant of the Building and Landlord has a fully executed letter of intent with the proposed subtenant for space available for lease in the Building that is comparable to the space Tenant desires to sublet. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Except with regard to a Business Transfer, if the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting

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securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer; provided, however, the foregoing shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02	Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. However, Tenant shall not be required to provide financial statements for a proposed subtenant subleasing only space on the 14th floor of the Premises. Within 10 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. Notwithstanding the above, Landlord shall not have the right to recapture any portion of the Premises located on the 14th floor which Tenant intends to sublease (although Landlord shall have the right to recapture the 14th floor in the event of an assignment of Tenant’s interest in the Lease). However, if Tenant is subleasing space on the 14th floor and one or more other floors on which the Premises is located (e.g., the 13th floor), then Landlord may still exercise its recapture right with respect to the applicable portion of the Premises not located on the 14th floor. In addition, notwithstanding the above, Landlord shall not have the right to recapture the Premises (or applicable portion thereof) in the event of a Business Transfer (defined in Section 11.04). If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer. No review fee shall be payable in connection with a Business Transfer (defined in Section 11.04 below).

Notwithstanding the above, if Landlord would be entitled to recapture all or any portion of the Premises in connection with a proposed sublease of any portion of the Premises not located on the 14th floor, Tenant, prior to entering into a sublease shall have the right to advise Landlord (the “Prior Notice”) of its intention to sublet the applicable portion of the Premises which Landlord has the

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right to recapture. In the Prior Notice, Tenant shall describe the portion of the Premises Tenant intends to sublease, and the expected effective date of the proposed sublease. Landlord, by providing a recapture notice within 30 days after receipt of the Prior Notice, shall have the right to amend the Lease, effective as of the effective date set forth in the Prior Notice, to reduce the Premises such that the Premises subject to the Lease shall exclude the space that Tenant intends to sublet and which Landlord is entitled to recapture, if Tenant intends to sublease a portion of the Premises. If Landlord fails to send its recapture notice within 30 days after the Prior Notice, and if Tenant, within 9 months after the expiration of the 30 day period, enters into the sublease described in its Prior Notice with respect to the portion of the Premises described in the Prior Notice, then Landlord shall not have the right to recapture such portion of the Premises in connection with such sublease, although the foregoing shall not affect Landlord’s right to withhold its consent to the Transfer. Notwithstanding the foregoing, Tenant shall not have the right to provide Landlord with a Prior Notice more than two times during the Term of this Lease (including any extensions thereof).

11.03	Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer including brokerage fees, legal fees, construction costs, and Landlord’s review fee. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04

Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 10 Business Days before such Transfer (provided that, if prohibited by confidentiality in connection with a proposed Business Transfer, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed Business Transfer); and (c) except in the case of an assignment or sublease to an Affiliate, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Business Transfer, the financial strength of (i) the entity with which Tenant is to merge or consolidate or (ii) the purchaser of substantially all of the assets of Tenant is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either

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such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.

11.05	Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its subtenants or transferees. Tenant shall give Landlord notice at least 5 Business Days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 20 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant which costs $500,000.00 or more when taken together in the aggregate. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.	Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant and

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the Tenant Related Parties harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises caused by Landlord or any Landlord Related Parties or any acts or omissions (including violations of Law) of Landlord or any Landlord Related Parties (as herein defined). Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss to the extent caused by (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (except, to the extent permitted by Law, for loss or damage to Tenant’s business) to the extent such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

14.	Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

14.01	Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

14.02	Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant (“Tenant’s Property”), and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

14.03	Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

14.04

Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without 30 days’ prior notice to Landlord,

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except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 14.01 showing that the Additional Insured Parties are named as additional insureds.

14.05	Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 14, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

15.	Subrogation.

Subject to Section 16, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 15, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

16.	Casualty Damage.

16.01

If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right

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to terminate this Lease upon written notice to the other within 30 days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after Tenant’s receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of the Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant’s receipt of the Completion Estimate.

16.02	If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding Section 15, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 30 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant, provided that if Tenant is not entitled to an abatement of Rent due to a Tenant Default, Tenant shall once again be entitled to an abatement of Rent as a result of such Casualty if Tenant cures such Default within any applicable notice and cure periods.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private

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purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 Business Days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 Business Days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 Business Days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement direct with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision in said 12 month period shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

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(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord shall reasonably determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11.

19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

19.03 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO

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EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

21.	Intentionally Omitted.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant after the end of the Term that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises and that Landlord will be unable to deliver possession or perform improvements due to Tenant’s holdover, and if Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, then Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.	Subordination to Mortgages; Estoppel Certificate.

23.01 Tenant accepts this Lease subject and subordinate to the lien of any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. A bona fide, good faith dispute about the accuracy of the contents of any such certificate shall not constitute non-delivery, provided that the certifying party certifies those items that are not in dispute and communicates with the other party’s representatives the nature of any disputed items.

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23.02 In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than 30 days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease to the extent arising from and after such succession to the extent of Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and, subject to the provisions of Section 8, quit and surrender the Premises to Landlord, broom clean, and in such order, condition and repair as the same shall be as of the Commencement Date or as the same may be subsequently altered subject to Landlord’s prior approval thereof, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 5 Business Days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

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26.	Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

26.02 If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer.

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26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord agrees to pay a brokerage commission to Tenant’s Broker and Landlord’s Broker in accordance with the terms of separate commission agreements entered into or to be entered into between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker or Landlord’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such agreement or future agreement between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord accepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at

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Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

26.09 Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

26.10 If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not increase Tenant’s obligations or reduce Tenant’s rights under this Lease.

26.11 This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

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Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

By:	MA-100 Summer Street, L.L.C., a Delaware limited liability company, its sole member

By:	/s/ John Conley

Name:	John Conley

Title:	Vice President, Asset Management

TENANT:

RAPID7, INC., a Delaware corporation

By:	/s/ Steven Gatoff

Name:	Steven Gatoff

Title:	Chief Financial Officer

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EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

EXHIBIT A-2

OUTLINE AND LOCATION OF SUITE 1400 EXPANSION SPACE

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

EXHIBIT A-3

OUTLINE AND LOCATION OF SUITE 1401 EXPANSION SPACE

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

EXHIBIT A-4

OUTLINE AND LOCATION OF OFFERING SPACE 1 AND OFFERING SPACE 2

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed the Base Year amount of Taxes for the Building as described in Section 1.05 above (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may (but not more than twice in any 12 month period) provide Tenant with a revised estimate. After its receipt of a revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Rent.

1.02 As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year or Fiscal Year, as the case may be. Any Expenses not billed to Tenant within 1 year after the end of the calendar year in question shall be deemed waived by Landlord and Tenant shall have no further obligation in connection with such Expenses.

2.	Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount equal to 3% of the gross revenues from the Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (3) required under any Law. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the Prime Rate plus one percent. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; advertising and promotional expenditures; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; wages, salaries, fees, and fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Building which, if provided directly by a general manager/property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses; ground lease rental; attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property; reserves not spent by Landlord by the end of the calendar year for which Expenses are paid; Landlord’s charitable and political contributions; all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

2.03 If at any time during a calendar year the Building is not at least 95% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during that calendar year. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Landlord shall use its good faith judgment during each Fiscal Year (or partial Fiscal Year) during the Term to determine the appropriate action to follow in order to minimize Taxes as much as reasonably possible for each applicable Fiscal Year. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

4. Audit Rights. Within 90 days after receiving Landlord’s statement of Expenses (or, with respect to the Base Year Expenses, within 60 days after receiving Landlord’s initial statement of Expenses for the Base Year) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within 90 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information. Within 90 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 4%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	Alterations and Allowance.

1.01	Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and Letter of Credit required under the Lease, shall have the right to perform alterations and improvements in the Premises to prepare the Premises for Tenant’s occupancy (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the following as general contractors for the Initial Alterations: Shawmut, Columbia, Structure Tone and Lee Kennedy. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations (provided that Shawmut, Columbia, Structure Tone and Lee Kennedy need only have the ability to be bonded for the work in an amount of no less than 100% of the total estimated cost of the Initial Alterations), (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

Provided there does not exist an uncured Default by Tenant under the Lease, Landlord agrees to contribute the sum of $2,561,295.00 (i.e., $55.00 per square foot of the Premises) (the “Allowance”) to be applied towards toward the cost of

(i) the Initial Alterations in preparation of Tenant’s initial occupancy of the Premises (including, but not limited to, the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, the cost of city permits, and for hard costs in connection with the Initial Alterations), provided that Tenant provides Landlord with the documentation set forth in this Section 1.02 below relating to the Initial Alterations by December 31, 2014, and/or (ii) FF&E Costs (defined below) and/or Cabling Costs (defined below), provided that Tenant provides Landlord with the documentation set forth in Section 1.03 below relating to the FF&E Costs and/or Cabling Costs by December 31, 2014. Any portion of the Allowance to be applied toward the cost of the Initial Alterations, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance towards the cost of the Initial Alterations, FF&E Costs, and/or Cabling Costs during the continuance of an uncured Default under the Lease, and Landlord’s obligation to disburse or apply the Allowance shall only resume when and if such Default is cured.

1.02	Landlord shall disburse such portion of the applicable portion of the Allowance requested by Tenant for FF&E Costs, and/or Cabling Costs within 30 days after the receipt of invoices from Tenant with respect to Tenant’s actual FF&E Costs and/or Cabling Costs.

Tenant’s “FF&E Costs” shall mean the costs and expenses incurred by Tenant in purchasing any furniture, mutually acceptable equipment or other personalty for the Premises and/or the cost to move and install same in the Premises.

Tenant’s “Cabling Costs” shall mean the costs and expenses incurred by Tenant for the cost of the purchase and installation of telephone, computer and data cabling in the Premises.

1.03	Notwithstanding anything contained in this Work Letter to the contrary, any unused or unapplied portion of the Allowance which has not been requested by Tenant with all required supporting documentation included as of December 31, 2014 shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection with any such remaining unused or unapplied portion of the Allowance. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 1.5% of the Allowance.

1.04	Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work other than the Landlord Work described in Section 2 below or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

2.	Landlord Work.

2.01

Landlord shall perform the improvements to the Premises and certain common areas as shown on the space plans (a) prepared by Dyer/Brown & Associates, Inc., dated October 28, 2013 with respect to the Corridor Work (as herein defined), (b) prepared by IA Interior Architects dated October 11, 2013 and Dyer/Brown Associates, Inc. dated September 18, 2013 with respect to the Demising Wall Work (as herein defined), and (c) prepared by Dyer/Brown & Associates, Inc. dated August 26, 2013 with respect to the Slab Work (as herein defined) (collectively, the “Space Plans”). The improvements to be performed by Landlord as shown on the Space Plans are hereinafter referred to as the “Landlord Work”. Notwithstanding anything to the contrary, the parties agree that the Landlord Work shall also include but not be limited to (i) performing cosmetic upgrades in the common corridor located on the 14th floor (the “Corridor Work”), (ii) building a demising wall on each of the 13th and 14th floors to create the bathrooms and separately demising the portion of the Premises located on the 14th floor from the remainder of the 14th floor of the Building (the “Demising Wall Work”), (iii) creating new and expanded restrooms located in the common areas on the 13th and 14th floors, (iv) closing in the slab between the 12th and 13th floors of the Building and then leveling such floors (the “Slab

Work”), and (v) evaluating the HVAC mechanical system in the Premises (and if necessary, effecting such repairs and/or replacements to ensure that the HVAC mechanical system serving the Premises is in good working order). It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the terms and provision of Section 2.02 below) using Building standard methods, materials, and finishes. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Space Plans, related space planning, architectural and engineering drawings (collectively, the “Plans”), or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s Premises (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment). Tenant and Landlord agree that Landlord is not responsible and is not performing any alterations, repairs or improvements in the Premises with respect to the telephone and data cabling, infrastructure (e.g., coring the floors, or making structural alterations to the Premises) (other than the Slab Work), security system, or any HVAC supplemental cooling, if any, nor shall Landlord be responsible for purchasing or installing furniture or equipment in the Premises.

2.02	If Tenant shall request any revisions to the Space Plans or Plans, such revisions shall be subject to approval by Landlord, which approval shall not be unreasonably withheld. If Landlord approves of such revisions to the Space Plans or Plans then, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Space Plans and/or Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Space Plans and/or Plans. Tenant, within 3 Business Days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Space Plans and/or Plans. If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Space Plans and/or Plans shall be subject to the approval of Landlord.

3.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of , 2013, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company, as Landlord, and RAPID7, INC., a Delaware corporation, as Tenant, for 46,569 rentable square feet on the 13th and 14th floors of the Building located at 100 Summer Street, Boston, Massachusetts 02110.

Lease Id: Business Unit Number:

Dear	:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Acknowledged and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Parking.

1.01

Subject to the provisions of this Section, during the initial Term, Landlord may lease to Tenant or cause the operator (the “Operator”) of the garage servicing the Building (the “Garage”) to lease to Tenant, and Tenant has the option to lease from Landlord, up to 6 unreserved parking spaces (collectively, the “Spaces”) in the Garage for the use of Tenant and its employees, at the then current rate for parking per unreserved parking space, per month, plus applicable tax thereon, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. In order to lease such spaces, Tenant shall provide written notice to Landlord (the “Parking Notice”) within 180 days after the Commencement Date specifying the number of unreserved parking spaces which Tenant elects to lease hereunder (up to an aggregate of 6 spaces). In the event Tenant does not timely notify Landlord of the number of spaces Tenant elects to lease, then Tenant’s right to lease any or all of the Spaces specified in this Section shall be null and void and of no further force and effect. If Tenant does timely provide Landlord with the Parking Notice specifying the number of Spaces Tenant elects to lease, then Tenant shall be obligated to lease such Space(s) for the remainder of the Term. In addition, in the event that Tenant desires additional unreserved parking spaces (up to an aggregate of 8 unreserved parking spaces) in addition to the Spaces described above in this Section, Landlord shall use its reasonable efforts (subject to availability and the restrictions set forth below) to cause the applicable parents, subsidiaries, affiliates or other related companies of Landlord which own the buildings located at 125 Summer Street and 100 High Street in Boston (each, a “Landlord’s Affiliate”), to lease to Tenant additional unreserved parking spaces (the “Additional Spaces”) in one or both of the garages which serve 125 Summer Street and 100 High Street (each, an “Affiliate Garage”), at the then current rates (as the same may be subsequently adjusted) for spaces in such Affiliate Garage. Any such Additional Spaces shall be leased to Tenant upon substantially the same terms and conditions as set forth in this Lease (but subject to any applicable rules and regulations governing the parking facility where the Additional Spaces are located) at a rate equal to the then prevailing market rate for such Additional Spaces. Notwithstanding any of the foregoing to the contrary, Landlord shall have no obligation to make any Additional Spaces available to Tenant if doing so would (a) violate any applicable Law(s), (b) violate the rights or options of any other entity with respect to any such potential Additional Spaces, (c) negatively impact the operation of the building in which the proposed Additional Spaces are located, (d) lead to a breach or default of any (1) note, mortgage or other financing agreement, or (2) joint venture agreement, partnership agreement or other similar agreement, affecting the Building, the

Additional Spaces, or the building in which the Additional Spaces are located, or (e) otherwise create a potential hardship for Landlord or the owner of the building in which the proposed Additional Spaces are located. In addition, Landlord shall have no obligation to use its reasonable efforts to cause the owner of any Affiliate Garage to lease additional spaces to Tenant in the event that either this Building or the applicable Affiliate Garage is sold to an entity that is not a Landlord’s Affiliate of the then current Landlord under this Lease. Landlord’s failure to make Additional Spaces available shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a breach by Landlord of its obligations hereunder. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces or Additional Spaces. Tenant and Tenant’s employees shall not have the right to lease or otherwise use more than the number of unreserved Spaces and Additional Spaces (to the extent available) set forth above. For purposes hereof, the Garage, and each Affiliate Garage are collectively referred to herein as the “Garages”.

1.02	Except for particular spaces and areas designated by Landlord or the applicable Landlord’s Affiliate for reserved parking, all parking in the Garages shall be on an unreserved, first-come, first-served basis.

1.03	Neither Landlord nor the Landlord’s Affiliates shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garages regardless of whether such loss or theft occurs when the Garages or other areas therein are locked or otherwise secured. Without limiting the terms of the preceding sentence, neither Landlord nor the Landlord’s Affiliates shall be liable for any loss, injury or damage to persons using the Garages or automobiles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Spaces and the Additional Spaces shall be at the sole risk of Tenant and its employees.

1.04	Landlord and the Landlord’s Affiliates shall have the right from time to time to designate the location of the Spaces and Additional Spaces within the Garages and to promulgate reasonable rules and regulations regarding the Garages, the Spaces and Additional Spaces within the Garages and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

1.05	Tenant shall not store or permit its employees to store any automobiles in the Garages without the prior written consent of Landlord or the applicable Landlord’s Affiliate. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garages or on the property of Landlord or any Landlord’s Affiliate. If it is necessary for Tenant or its employees to leave an automobile in one of the Garages for more than 2 weeks, Tenant shall provide Landlord or the applicable Landlord’s Affiliate, as applicable, with prior notice thereof designating the license plate number and model of such automobile.

1.06	Landlord and each of the Landlord’s Affiliates shall have the right to temporarily close the Garages or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garages, provided that Landlord or the Landlord’s Affiliate, as applicable, shall use commercially reasonable efforts to limit the time of any such closure and minimize the impact on Tenant’s use and enjoyment of the Spaces and the Additional Spaces, as applicable. Notwithstanding anything contained herein to the contrary, Landlord and each Landlord’s Affiliate shall each individually have the right to terminate this Lease as to the Additional Parking Space parking rights granted herein on 30 days’ prior notice to Tenant should Landlord and/or a Landlord’s Affiliate or the entity then owning or controlling one or more of the applicable Garages, as applicable, no longer be owned or controlled by The Blackstone Group, or an affiliate thereof, or if Landlord or the applicable Landlord’s Affiliate decides to remodel, remove, demolish or redevelop a Garage or any substantial portion thereof, or if Landlord or the applicable Landlord’s Affiliate believes or has reason to believe that the parking rights granted herein would violate any zoning laws or restriction or any other laws or restrictions or any note, mortgage or other financing agreement or any joint venture agreement, partnership agreement or other similar agreement affecting a Garage or the building which such Garage services (each, an “Additional Spaces Termination Event”). In the case of an Additional Spaces Termination Event, if Tenant or its employees can no longer use any of the Additional Spaces, then neither Landlord nor any Landlord’s Affiliate shall be liable to Tenant for any loss or damage resulting therefrom, and Tenant shall not be entitled to any credit, abatement or adjustment or Rent or other sums payable under the Lease.

1.07	Tenant shall not assign or sublease any of the Spaces or Additional Spaces without the consent of Landlord and the applicable Landlord’s Affiliate, as applicable. Landlord or the applicable Landlord’s Affiliate shall have the right to terminate the parking agreement described in this Section 1 with respect to any Spaces or Additional Spaces that Tenant desires to sublet or assign.

1.08	Landlord or the applicable Landlord’s Affiliate may elect to provide parking cards or keys to control access to the Garages. In such event, Landlord or the applicable Landlord’s Affiliate shall provide Tenant with one card or key for each Space or Additional Space that Tenant is leasing hereunder, provided that Landlord or the applicable Landlord’s Affiliate, as applicable, shall have the right to require Tenant or its employees to place a reasonable deposit on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys.

1.09

Landlord and each applicable Landlord’s Affiliate shall have the right to require Tenant to enter into a reasonable separate parking agreement with Landlord or such applicable Landlord’s Affiliate, as applicable, for the Spaces or the Additional Spaces which does not conflict with the terms of this Section 1. In addition, Landlord and/or Landlord’s Affiliate shall have the right to enter into a management agreement or lease with an entity for one or more of the Garages (“Garage Operator”). In such event, Tenant, upon request of Landlord or Landlord’s Affiliate, shall enter into a reasonable parking agreement with the applicable Garage Operator which does not conflict with the terms of this Section 1 and pay such Garage Operator the monthly charge established hereunder, and neither Landlord nor Landlord’s Affiliates shall have liability for claims arising through acts or omissions of the Garage Operator unless caused by the negligence or willful misconduct of Landlord or Landlord’s Affiliate. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

1.10	Notwithstanding the foregoing, in the event that Tenant desires month to month unreserved parking spaces in addition to the Spaces and Additional Parking Spaces described above in this Section, Landlord shall use its reasonable efforts to make available to Tenant (on the terms and conditions set forth below) month to month parking spaces in one or more of the Garages provided that Tenant shall provide at least 30 days prior written notice to Landlord requesting if there is any month to month unreserved parking spaces (the “Monthly Parking Spaces”) available for lease (the “Monthly Parking Notice Request”). The Monthly Parking Notice Request shall indicate the number of Monthly Parking Spaces desired by Tenant and the date (as of the first day of a month) Tenant would like such Monthly Parking Spaces to be available for Tenant’s use. If Monthly Parking Spaces are available, as determined by Landlord in it sole discretion, then Landlord shall lease to Tenant, or cause the Garage Operator to lease to Tenant, such Monthly Parking Spaces, until Landlord terminates Tenant’s lease of such Monthly Parking Spaces upon not less than 30 days’ prior written notice to Tenant. Tenant shall pay the then current rate for parking per unreserved Monthly Parking Space, per month, plus applicable tax thereon, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage(s). The use of such Monthly Parking Spaces shall be subject to the terms of this Section 1. If Tenant desires to return any Monthly Parking Spaces which Tenant previously elected to lease hereunder, then Tenant shall provide at least 30 days’ prior written notice (the “Monthly Parking Termination Notice”) to Landlord, and the Monthly Parking Termination Notice shall indicate the number of Monthly Parking Spaces then currently leased by Tenant which Tenant no longer desires to lease and the date (as of the last day of a month) on which Tenant would like to cease leasing such Monthly Parking Spaces. Any Monthly Parking Spaces which Tenant elects to return to Landlord as described herein shall again be available for lease by Tenant with the delivery of a Monthly Parking Notice Request so long as such Monthly Parking Spaces are available to Tenant as described above. The Monthly Parking Spaces shall be deemed “Spaces” hereunder and shall be subject to all other terms of this Section 1.

2.	Extension Option.

2.01	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Extension Option”) for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the “Extension Term”), if:

a.	Landlord receives irrevocable and unconditional written notice of exercise (“Extension Notice”) not less than 14 full calendar months prior to the expiration of the initial Term and not more than 17 full calendar months prior to the expiration of the initial Term; and

b.	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Extension Notice; and

c.	No more than 25% of the portion of the Premises located on the floor(s) other than the 14th floor is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time that Tenant delivers its Extension Notice; and

d.	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date that Tenant delivers its Extension Notice.

2.02	Terms Applicable to Premises During Extension Term.

a.	The Extension Option may be exercised with respect to all or a portion of the Premises then being leased; provided that if Tenant elects to extend the Term of the Lease for less than all of the Premises, the portion of the Premises for which the Term shall be extended pursuant to the Extension Option shall consist of full floors only. In the event Tenant elects to extend the Term of the Lease with respect to less than all of the Premises, then Tenant shall designate in the Extension Notice the applicable portion of the Premises for which the Term of the Lease shall be extended (consistent with the guidelines set forth above). In the event Tenant’s Extension Notice does not specify a particular part of the Premises for which the Term of the Lease shall be extended, then the Term of the Lease shall be deemed to be extended for the entire then-existing Premises.

b.	The initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market (as defined in Section 3 of this Exhibit F) rate per rentable square foot for the Premises. Base Rent during the Extension Term shall increase or decrease, if at all, in accordance with the increases or decreases assumed in the determination of the Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

c.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Extension Term in accordance with the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

2.03

Effect of Failure to Give Notice; Negotiation Procedure. Tenant shall exercise the Extension Option by giving the Landlord the Extension Notice. If Tenant fails to give the Extension Notice to Landlord within the time period described above, then the Extension Option shall be null and void and of no further force or effect. Within 30 days of receiving Tenant’s Extension Notice, Landlord shall give Tenant notice of Landlord’s determination of the Prevailing Market rate for the Extension Term (the “Landlord’s Determination Notice”). Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”), or (iii) give Landlord irrevocable notice electing to have the Prevailing Market rate determined in accordance with the arbitration procedures provided in Section 2.04 below (the “Arbitration Notice”). If Tenant fails to provide Landlord with either a Binding Notice, a Rejection Notice or an Arbitration Notice within such 30 day period, Tenant’s Extension Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as herein defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Tenant’s Extension Option shall be null and void and of no force and effect. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant shall arbitrate the Prevailing Market rate in accordance with the provisions of Section 2.04 below. Tenant’s election to arbitrate the Prevailing Market rate shall be an irrevocable election by Tenant and both Landlord and Tenant shall be bound by the determination of the Prevailing Market rate in accordance with the arbitration procedure set forth in Section 2.04 below.

2.04

Arbitration Procedure In the event Tenant provides Landlord with an Arbitration Notice within the 10 day period provided in Section 2.03 above, Landlord and Tenant shall attempt to agree on an arbitrator within 10 days after the date Landlord receives Tenant’s Arbitration Notice. If they fail, after good faith efforts, to agree on an arbitrator within such 10 day period, Landlord and Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building. Such an appointment shall be signified in writing by each party to the other. If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate in the same manner provided below as though it were the third arbitrator. If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and in the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator. Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate. The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate or Tenant’s final determination of Prevailing Market rate, most closely reflects the Prevailing Market rate and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate of Landlord and Tenant or (ii) to choose another rate. The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties. Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and the losing party shall pay for the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.

2.05	Extension Amendment. If Tenant is entitled to and validly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Extension Amendment shall be (i) sent to Tenant within a reasonable time after determination of the Prevailing Market rate, (ii) revised by Landlord, if necessary, to incorporate any changes by Tenant that are necessary to accurately reflect the terms and conditions of Tenant’s Extension Option; and (iii) executed by Tenant and returned to Landlord within 15 days after the Extension Amendment is delivered to Tenant by Landlord. Notwithstanding the foregoing, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

2.06	Time of the Essence. Time is of the essence with respect to all of the time periods set forth in this Section 2.

2.07	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is personal to Tenant and in no event shall such Extension Option be assignable other than to an assignee pursuant to a Business Transfer.

3.	Definition of Prevailing Market. For purposes of this Lease, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot for space comparable to the Premises in the Building under new and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the downtown central business district of Boston, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than 5 years, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

4.	Suite 1400 Expansion Option.

4.01	Grant of Option; Conditions. Tenant shall have the option (the “Suite 1400 Expansion Option”) to lease the space located on the 14th floor of the Building known as Suite No. 1400 containing approximately 5,197 square feet of rentable area shown on Exhibit A-2 to this Lease (the “Suite 1400 Expansion Space”) if:

a.	Landlord receives written notice (the “Suite 1400 Expansion Notice”) from Tenant of the exercise of its Suite 1400 Expansion Option on or before the date which is 6 months following the Commencement Date;

b.	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Landlord receives the Suite 1400 Expansion Notice;

c.	No more than 25% of the portion of the Premises located on the floor(s) other than the 14th floor is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord receives the Suite 1400 Expansion Notice; and

d.	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date that Landlord receives the Notice.

4.02	Terms for Suite 1400 Expansion Space.

a.

The initial annual Base Rent rate per rentable square foot for the Suite 1400 Expansion Space shall be the same as the Base Rent rate per rentable square foot for the initial Premises on the date the term for the Suite 1400 Expansion Space commences. The Base Rent rate for the Suite 1400 Expansion Space shall increase at such times and in such amount as Base Rent for the initial Premises, it being the intent of Landlord and Tenant that the Base Rent rate per rentable square foot for the Suite 1400 Expansion Space shall always be the same as the Base

Rent rate per rentable square foot for the initial Premises. Base Rent attributable to the Suite 1400 Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease. In addition, so long as Tenant is not in Default under his Lease, Tenant shall be entitled to an abatement of Base Rent payable for the Suite 1400 Expansion Space (the “Suite 1400 Abated Base Rent”) for the period (the “Suite 1400 Base Rent Abatement Period”) starting on Suite 1400 Commencement Date (as herein defined) and ending on the later to occur of (i) the last day of the First Abatement Period, and (ii) the date which is 90 days after the Suite 1400 Commencement Date. If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all unamortized Suite 1400 Abated Base Rent (i.e. based upon the amortization of the Suite 1400 Abated Base Rent in equal monthly amounts during the initial Term for the Suite 1400 Expansion Space, without interest) shall immediately become due and payable. The payment by Tenant of the Suite 1400 Abated Base Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Suite 1400 Base Rent Abatement Period, only Base Rent for the Suite 1400 Expansion Space shall be abated, and all other Base Rent, Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

b.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Suite 1400 Expansion Space on the same terms and conditions set forth in the Lease, including the same Base Year, if any, that is applicable to the initial Premises, and Tenant’s Pro Rata Share shall increase appropriately to account for the addition of the Suite 1400 Expansion Space.

c.	Subject to Landlord’s obligation to complete the Landlord Work, the Suite 1400 Expansion Space (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the earlier of the date Tenant takes possession of the Suite 1400 Expansion Space or as of the date the term for the Suite 1400 Expansion Space commences. In addition, Tenant shall be entitled to an Improvement Allowance with respect to the Suite 1400 Expansion Space, as described in Section 4.03 below.

d.	The term for the Suite 1400 Expansion Space shall commence on the day (the “Suite 1400 Commencement Date”) which is the later to occur of (i) the date the Landlord Work is Substantially Complete, and (iii) the first day of the first full calendar month following the date of the Suite 1400 Expansion Notice, and shall end, unless sooner terminated pursuant to the terms of the Lease, on the Termination Date of the Lease, it being the intention of the parties hereto that the term for the Suite 1400 Expansion Space and the Term for the initial Premises shall be coterminous.

e.	The Suite 1400 Expansion Space shall be considered Premises, subject to all the terms and conditions of the Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the initial Premises shall apply to the Suite 1400 Expansion Space, except as may be specifically provided otherwise in this Suite 1400 Expansion Option provision.

4.03	Improvement Allowance.

a.	Tenant shall be entitled to receive an improvement allowance (the “Improvement Allowance”) per square foot of rentable area in the Suite 1400 Expansion Space leased by Tenant in an amount determined by multiplying $0.8462 by the number of full calendar months remaining in the Term on the Suite 1400 Commencement Date. For example, if there are 60 full calendar months remaining in the Term on the Suite 1400 Commencement Date, Tenant shall be entitled to receive an Improvement Allowance of $50.77 per square foot of the rentable area of Suite 1400 Expansion Space ($0.8462 x 60 months = $50.77). Such Improvement Allowance shall be applied toward the cost of initial improvements to be performed in the Suite 1400 Expansion Space (the “Improvements”), including the cost of preparing plans, drawings and specifications in connection therewith.

b.	The Improvement Allowance shall be disbursed during construction of the Improvements (but no more often than once every 30 days) upon receipt by Landlord of necessary waivers of mechanics liens from the general contractor and the subcontractors, percentage completion certificates from Tenant, the general contractor and Tenant’s architect, a sworn contractor’s affidavit from the general contractor, a request to disburse from Tenant containing an approval by Tenant of the work done, and such other documents as Landlord may reasonably request. Landlord shall disburse the Improvement Allowance funds within 30 days of receipt of the documentation described above, subject to 10% retention, to the order of the general contractor or, at Landlord’s election, to the joint order of the general contractor and all included subcontractors. If the cost of the Improvements exceeds the Improvement Allowance, then the Improvement Allowance will be disbursed in the proportion that the Improvement Allowance bears to the total cost of the Improvements. Upon completion of the Improvements, and prior to final disbursement of the Improvement Allowance, Tenant shall furnish Landlord with: (i) general contractor and architectural completion affidavits, (ii) full and final waivers of lien, (iii) receipted bills covering all labor and materials expended and used, (iv) as-built plans of the Improvements, (v) the certification of Tenant and its architect that the Improvements have been installed in a good and workmanlike manner in accordance with the approved plans and in accordance with applicable codes and ordinances, and (vi) such other documents as Landlord may reasonably request to evidence the proper completion and payment of the Improvements.

c.	Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Improvement Allowance during the continuance of an uncured Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Default is cured. The Improvement Allowance may only be used for the cost of the initial alterations in the Suite 1400 Expansion Space (including, but not limited to, the cost of preparing design and construction documents and mechanical and electrical plans for the initial alterations, the cost of city permits, and for hard costs in connection with the initial alterations in the Suite 1400 Expansion Space) and/or (iii) FF&E Costs and/or Cabling Costs (as those terms are defined in Exhibit C). Any Improvement Allowance remaining after September 30, 2015 shall accrue to Landlord and Tenant shall have no claim in connection therewith.

4.04	Suite 1400 Expansion Amendment. If Tenant is entitled to and properly exercises the Suite 1400 Expansion Option, Landlord shall prepare an amendment (the “Suite 1400 Expansion Amendment”) to reflect the commencement date of the term for the Suite 1400 Expansion Space and the changes in Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Suite 1400 Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Suite 1400 Expansion Notice, and Tenant shall execute and return the Suite 1400 Expansion Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Suite 1400 Expansion Option shall be fully effective whether or not the Suite 1400 Expansion Amendment is executed.

4.05	Time of the Essence. Time is of the essence with respect to all time periods set forth in this Section 4.

4.06	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Suite 1400 Expansion Option is personal to Tenant and in no event shall such Suite 1400 Expansion Option be assignable (except in connection with a Business Transfer, as defined in Section 11.04 of the Lease).

5.	Suite 1401 Expansion Option.

5.01	Grant of Option; Conditions. Tenant shall have the option (the “Suite 1401 Expansion Option”) to lease the space located on the 14th floor of the Building and known as Suite No. 1401 containing approximately 14,372 rentable square feet shown on Exhibit A-3 to this Lease (the “Suite 1401 Expansion Space”) if:

a.	Landlord receives written notice (the “Suite 1401 Expansion Notice”) from Tenant of the exercise of its Suite 1401 Expansion Option on or before June 1, 2015;

b.	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Landlord receives the Suite 1401 Expansion Notice;

c.	No more than 25% of the portion of the Premises located on the floor(s) other than the 14th floor is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord receives the Suite 1401 Expansion Notice;

d.	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date that Landlord receives the Suite 1401 Expansion Notice; and

e.	Tenant has not vacated or abandoned the Premises at the time Landlord receives the Suite 1401 Expansion Notice.

5.02	Terms for Suite 1401 Expansion Space.

a.	The initial annual Base Rent rate per rentable square foot for the Suite 1401 Expansion Space shall be the Prevailing Market rate (as defined in Section 3 of this Exhibit F) per rentable square foot for the Suite 1401 Expansion Space. Base Rent shall increase or decrease, if at all, in accordance with the increases or decreases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Suite 1401 Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

b.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Suite 1401 Expansion Space on the same terms and conditions set forth in the Lease, provided that Tenant’s Pro Rata Share shall increase by 1.2949% to account for the addition of the Suite 1401 Expansion Space, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Suite 1401 Expansion Space.

c.	The Suite 1401 Expansion Space (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the earlier of the date Tenant takes possession of the Suite 1401 Expansion Space or as of the date the term for the Suite 1401 Expansion Space commences.

d.	Subject to the terms of Section 5.03 below, the term for the Suite 1401 Expansion Space shall commence on March 1, 2016, and shall end, unless sooner terminated pursuant to the terms of the Lease, on the Termination Date of the Lease, it being the intention of the parties hereto that the term for the Suite 1401 Expansion Space and the Term for the initial Premises shall be coterminous. If Landlord is delayed delivering possession of the Suite 1401 Expansion Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, which shall include commencement of eviction proceedings if Landlord reasonably deems appropriate, and the commencement of the term for the Suite 1401 Expansion Space shall be postponed until the date Landlord delivers possession of the Suite 1401 Expansion Space to Tenant free from occupancy by any party.

Notwithstanding the foregoing, if the Landlord has not delivered the Suite 1401 Expansion Space to Tenant by July 1, 2016 (the “Suite 1401 Expansion Space Required Delivery Date”) then Tenant, as its sole remedy, may terminate this Lease with respect to the Suite 1401 Expansion Space only, by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Suite 1401 Expansion Space Required Delivery Date; and (ii) the date (the “Suite 1401 Expansion Space Delivery Date”) that the Landlord delivers the Suite 1401 Expansion Space to Tenant in the condition required in this Lease. In such event, this Lease shall be deemed null and void and of no further force and effect with respect to the Suite 1401 Expansion Space only, and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under the Lease with respect to the Suite 1401 Expansion Space and, so long as Tenant has not previously defaulted under any of its obligations under this Lease, the parties hereto shall have no further responsibilities or obligations to each other with respect to the Suite 1401 Expansion Space. Landlord and Tenant acknowledge and agree that: (i) the determination of the Suite 1401 Expansion Space Delivery Date shall take into consideration the effect of any Tenant Delays; and (ii) the Suite 1401 Expansion Space Required Delivery Date shall be postponed by the number of days the Suite 1401 Expansion Space Delivery Date is delayed due to events of Force Majeure; provided that the number of days which the Suite 1401 Expansion Space Required Delivery Date may be delayed due solely to events of Force Majeure shall not exceed 90 days. For purposes of this Section 5, a holdover by the existing tenant in the Suite 1401 Expansion Space shall not be deemed to be an event of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Suite 1401 Expansion Space Delivery Date to occur by the Suite 1401 Expansion Space Required Delivery Date, Landlord shall have the right to immediately cease its performance of any tenant improvement work in the Suite 1401 Expansion Space and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Suite 1401 Expansion Space Delivery Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease with respect to the Suite 1401 Expansion Space only, by providing written notice of termination to Landlord within 5 Business Days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease with respect to the Suite 1401 Expansion Space only within such 5 Business Day period, the Suite 1401 Expansion Space Required Delivery Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice.

e.	The Suite 1401 Expansion Space shall be considered Premises, subject to all the terms and conditions of the Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the initial Premises shall apply to the Suite 1401 Expansion Space, except as may be specifically provided otherwise in this Suite 1401 Expansion Option provision.

5.03	Early Availability. Tenant acknowledges that the Suite 1401 Expansion Space is currently leased to another tenant (such lease as the same may be amended from time to time (the “Existing Lease”). Notwithstanding anything herein to the contrary, if the Existing Lease terminates (or the existing tenant’s right to possession is terminated) prior to its stated expiration date due to a material default by the tenant under the Existing Lease and not as a result of a relocation of the tenant under the Existing Lease, Landlord, at its option, may provide Tenant with written notice of such prior termination (the “Prior Termination Notice”). If Landlord provides Tenant with a Prior Termination Notice, Tenant shall have the option to lease the Suite 1401 Expansion Space in accordance with the terms and conditions set forth in Section 5.01 above, except that the Suite 1401 Expansion Notice shall be due within 30 days after the date of Landlord’s Prior Termination Notice, and the commencement date for such Suite 1401 Expansion Space shall be one (1) day after the date Landlord delivers possession of the Suite 1401 Expansion Space to Tenant, it being agreed that Landlord shall deliver the Suite 1401 Expansion Space to Tenant as soon as reasonably possible after Landlord obtains possession of the Suite 1401 Expansion Space from the existing tenant under the Existing Lease. If Tenant does not provide Landlord with an Suite 1401 Expansion Notice within such 30 day period or if Tenant is not entitled to exercise its Suite 1401 Expansion Option due to a violation of one of the conditions set forth in Section 5.01 above, Tenant’s Suite 1401 Expansion Option shall be deemed to be null and void and Tenant shall have no further rights to lease the Suite 1401 Expansion Space hereunder.

5.04	Suite 1401 Expansion Amendment. If Tenant is entitled to and properly exercises the Suite 1401 Expansion Option, Landlord shall prepare an amendment (the “Suite 1401 Expansion Amendment”) to reflect the commencement date of the term for the Suite 1401 Expansion Space and the changes in Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Suite 1401 Expansion Amendment shall be (i) sent to Tenant within a reasonable time after Landlord’s receipt of the Suite 1401 Expansion Notice, (ii) revised by Landlord, if necessary, to incorporate any changes by Tenant that are necessary to accurately reflect the terms and conditions of Tenant’s Suite 1401 Expansion Option; and (iii) executed and returned by Tenant to Landlord within 15 days thereafter, but, following final determination of the Prevailing Market rate as described herein, an otherwise valid exercise of the Suite 1401 Expansion Option shall be fully effective whether or not the Suite 1401 Expansion Amendment is executed.

5.05	Arbitration.

a.

Within 30 days of receiving Tenant’s Suite 1401 Expansion Notice, Landlord shall give Tenant notice of Landlord’s determination of the Prevailing Market rate for the Suite 1401 Expansion Space (the “Landlord’s Determination Notice”). If Tenant disagrees with Landlord’s determination of the Prevailing Market rate, Landlord and Tenant shall attempt to agree on the Prevailing Market rate. If the parties do not so agree on the Prevailing Market rate within 30 days of the date of Landlord’s Determination Notice, Landlord and Tenant shall submit the determination of Prevailing Market rate to binding arbitration unless the parties otherwise mutually agree in their respective sole discretion. In such event, Landlord and Tenant shall attempt to agree on an arbitrator within 10 days after the expiration of such 30 day period. If they fail, after good faith efforts, to agree on an arbitrator within such 10 day period, Landlord and Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building. Such an appointment shall be signified in writing by each party to the other. If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate in the same manner provided below as though it were the third arbitrator. If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and in the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator. Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate. The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate or Tenant’s final determination of Prevailing Market rate, most closely reflects the Prevailing Market rate and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate of Landlord and Tenant or (ii) to choose another rate. The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties. Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and the losing party shall pay for the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.

b.	If the Prevailing Market rate has not been determined by the commencement date of the term for the Suite 1401 Expansion Space, the commencement date for the Suite 1401 Expansion Space shall be postponed until Landlord and Tenant determine and agree upon the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Suite 1401 Expansion Space shall be retroactively adjusted to the commencement of the term for the Suite 1401 Expansion Space. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay the Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease for the Suite 1401 Expansion Space and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

5.06	Time of the Essence. Time is of the essence with respect to all time periods set forth in this Section 5.

5.07	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Suite 1401 Expansion Option is personal to Tenant and in no event shall such Suite 1401 Expansion Option be assignable other than to an assignee pursuant to a Business Transfer.

6.	Right of First Offer.

6.01

Grant of Option; Conditions. Tenant shall have an ongoing right of first offer (the “Right of First Offer”) with respect to the 8,691 rentable square feet on the 14th floor of the Building (“Offering Space 1”) and the 5,197 rentable square feet of space on the 14th floor of the Building (“Offering Space 2”), each as shown on the demising plan attached hereto as Exhibit A-3 subject to the following terms and conditions. Offering Space 1 and Offering Space 2 are each referred to herein as an “Offering Space”. Tenant’s Right of First Offer shall be exercised as follows: if during the Term Landlord determines (in Landlord’s sole judgment) that all or a portion of an applicable Offering Space is available to lease to a third party other than (i) the existing tenant or occupant of such Offering Space, or (ii) any person or entity then having any preexisting rights to such Offering Space, then Landlord shall advise Tenant (the “Advice”) of the economic and other terms and conditions under which Landlord is prepared to lease the applicable Offering Space to Tenant, which terms shall reflect the Prevailing Market (as defined in Section 3 of this Exhibit F) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 10 Business Days after the date of the Advice, which Notice of Exercise shall include a representation and warranty from Tenant to Landlord that the applicable Offering Space is intended for the exclusive use of Tenant during the Term. In the event Tenant desires to exercise its Right of First Offer, but Tenant disagrees with Landlord’s determination of the Prevailing Market rate for the applicable Offering Space, Tenant shall have the right to provide Landlord with a Notice of Exercise meeting the requirements set forth above within the time period specified above, but such Notice of Exercise shall also (a) indicate Tenant’s disagreement with Landlord’s determination of the Prevailing Market rate for the applicable Offering Space, (b) set forth Tenant’s determination of the Prevailing Market rate for the applicable Offering Space, and

(c) indicate Tenant’s election to have the Prevailing Market rate determined in accordance with the provisions of Section 6.05 below. In any event, Tenant’s delivery of a Notice of Exercise shall be deemed to be the irrevocable exercise by Tenant of its Right of First Offer subject to and in accordance with the provisions of this Section 6. Notwithstanding the foregoing, Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

a.	Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

b.	more than 25% of the portion of the Premises located on the floor(s) other than the 14th floor is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord would otherwise deliver the Advice; or

c.	the Lease has been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

d.	Tenant (or any transferee pursuant to a Business Transfer) is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

e.	the existing tenant or occupant in the applicable Offering Space is interested in extending or renewing its lease for such Offering Space or entering into a new lease for such Offering Space.

6.02	Terms for Offering Space.

a.	The term for the applicable Offering Space (“Offering Space Term”) shall commence upon the commencement date stated in the Advice and shall end upon the Termination Date applicable to the initial Premises, it being the intention of the parties that the Term for the initial Premises and the term for the applicable Offering Space be coterminous. Effective as of the commencement date stated in the Advice, such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of such Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to such Offering Space.

b.	Tenant shall pay Base Rent and Additional Rent for the applicable Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for such Offering Space as determined in Landlord’s reasonable judgment, subject to the provisions of Section 6.05 below.

c.

The applicable Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the applicable Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in such Offering Space or provides an allowance for work to be performed by a tenant, in which case Landlord shall perform such work in the applicable Offering Space, or provide such allowance to Tenant in accordance with the terms of the Advice. If Landlord is delayed delivering possession of the applicable Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Offering Space shall be postponed until the date Landlord delivers possession of the applicable Offering Space to Tenant free from occupancy by any party.

6.03	Termination of Right of First Offer. The rights of Tenant hereunder with respect to each applicable Offering Space shall terminate on the earlier to occur of: (i) the last day of 48th full calendar month of the term; (ii) Tenant’s failure to exercise its Right of First Offer within the 10 Business Day period provided in Section 6.01 above with respect to such Offering Space; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 6.01 above. If Landlord provides Tenant with an Advice for only one Offering Space, Tenant shall continue to have its Right of First Offer with respect to the other Offering Space until Tenant’s right of First Offer with respect to such remaining Offering Space are terminated as provided herein.

Notwithstanding the foregoing, If Tenant was entitled to exercise its Right of First Offer with respect to a particular Offering Space, but failed to provide Landlord with a Notice of Exercise within the 10 Business Day period provided in Section 6.01 above, Tenant shall once again have the Right of First Offer with respect to such applicable Offering Space if (i) Landlord does not enter into a lease for such Offering Space within a period of 6 months following the date of the Advice, or (ii) within a period of 6 months following the date of the Advice, Landlord proposes to lease the applicable Offering Space to a prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially different than those set forth in the Advice if is more than a 10% reduction in the “bottom line” cost per rentable square foot of the applicable Offering Space to the prospect when compared with the “bottom line” cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions. In addition, if Landlord does enter into a lease for the applicable Offering Space, Tenant shall have a Right of First Offer on such Offering Space (subject to the terms hereof) upon the expiration of the lease with the other tenant, subject to any extension or renewal rights of such other tenant.

6.04

Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the applicable Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, (ii) revised by Landlord, if necessary, to incorporate any changes by Tenant that are necessary to accurately reflect the terms and conditions of Tenant’s Right of First Offer; and (iii) executed and returned by Tenant to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

6.05

Arbitration Procedures. In the event Tenant has timely provided Landlord with a Notice of Exercise satisfying the requirements set forth in Section 6.01 above and which indicates Tenant’s disagreement with Landlord’s determination of the Prevailing Market rate for the applicable Offering Space and sets forth Tenant’s determination of the Prevailing Market rate for such Offering Space, Landlord and Tenant shall attempt to agree on the Prevailing Market rate for the applicable Offering Space, acting in good faith. If the parties agree on the Prevailing Market rate for such Offering Space within 30 days of the date of Tenant’s Notice of Exercise, then Landlord and Tenant shall enter into an Offering Amendment based upon such determination of the Prevailing Market rate for the applicable Offering Space. If the parties do not so agree on the Prevailing Market rate within 30 days of the date of Tenant’s Notice of Exercise, Landlord and Tenant shall submit the determination of Prevailing Market rate to binding arbitration unless the parties otherwise mutually agree in their respective sole discretion. In such event, Landlord and Tenant shall attempt to agree on an arbitrator within 10 days after the expiration of such 30 day period. If they fail, after good faith efforts, to agree on an arbitrator within such 10 day period, Landlord and Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building. Such an appointment shall be signified in writing by each party to the other. If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate in the same manner provided below as though it were the third arbitrator. If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator. Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate. The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate or Tenant’s final determination of Prevailing Market rate, most closely reflects the Prevailing Market rate and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate of Landlord and Tenant or (ii) to choose another rate. The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties. Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and the losing party shall pay for the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.

If the Prevailing Market rate has not been determined by the commencement date of the term for the applicable Offering Space, Tenant shall pay Base Rent for such Offering Space upon the terms and conditions set forth in the Advice until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the applicable Offering Space shall be retroactively adjusted to the commencement of the term for such Offering Space. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease for the applicable Offering Space and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

6.06	Time of the Essence. Time is of the essence with respect to all time periods set forth in this Section 6.

6.07	Personal to Tenant. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is personal to Tenant and in no event shall such Right of First Offer be assignable other than to an assignee pursuant to a Business Transfer.

7.	Initial Suite Signage and Building Directory. Notwithstanding anything to the contrary contained in Section 3 and Section 4 of Exhibit E (Building Rules and Regulations) of the Lease, Landlord, at Landlord’s cost and expense, shall install, for the Tenant as initially named herein, using the standard graphics for the Building, initial Building standard tenant identification and suite numbers at the entrance to the initial Premises and on the Building directory in the main Building lobby. Thereafter, any additional tenant identification shall be (i) subject to Landlord’s prior review and approval thereof, and (ii) installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Notwithstanding the foregoing, Tenant may (but shall not be obligated to), at Tenant’s sole cost and expense, provide signage within the Premises (including, without limitation, in the elevator lobby on any full floor of the Premises) of such design and graphics as Tenant, in its sole discretion may elect.

8.	Letter of Credit.

8.01

General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit H hereto and containing the terms required herein, in the face amount of $975,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord. Any Renewal or Replacement LC shall comply with all of the provisions of this Section 8, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

Notwithstanding the foregoing, if at any time during the Term Landlord reasonably determines that the financial condition of the issuing bank is such that Landlord’s ability to draw upon the Letter of Credit is, or in the future may be, impaired, restricted, refused or otherwise affected, then Tenant shall, within 15 Business Days of Landlord’s written request to Tenant, obtain a renewal or replacement Letter of Credit in form acceptable to Landlord in substitution of the then current Letter of Credit from an issuing bank acceptable to Landlord in Landlord’s reasonable discretion. In the event Tenant is unable to provide Landlord with a renewal or replacement Letter of Credit within such 15 Business Day period, then Tenant may deposit with Landlord a cash security deposit in the amount of the Letter of Credit Amount which shall be held by Landlord in accordance with the provisions of Section 6 of the Lease until such time as Tenant is able to provide Landlord with a renewal or replacement Letter of Credit meeting the requirements set forth herein, at which point Landlord shall refund the unapplied portion of such cash security deposit to Tenant upon Landlord’s receipt of the renewal or replacement Letter of Credit. Tenant’s right to provide a cash security deposit on an interim basis as provided herein shall not relieve Tenant of the obligation to provide Landlord with a renewal or replacement Letter of Credit meeting the requirements of this Section as soon as possible.

8.02

Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant under the Lease, (b) pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease, and (c) to compensate Landlord for any losses or damages which Landlord suffers thereby arising from Tenant’s failure to carry out its obligations under this Lease. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 8 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 8 (the “LC Proceeds Account”).

8.03	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

8.04	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 8, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.05

Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

8.06	Reduction in Letter of Credit Amount. Provided that, during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit, Tenant has timely paid all Rent and Tenant has not been in Monetary Default or material non-Monetary Default more than twice in such 12 month period, and any such Monetary Default or material non-Monetary Default has been cured (the “LC Reduction Conditions”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) $650,000.00 effective as of first day of the 25th full calendar month following the Commencement Date; and (b) $500,000.00 effective as of first day of the 49th full calendar month following the Commencement Date. Notwithstanding the foregoing, the parties agree that in the event that after March 31, 2016 Tenant maintains not less than $40,000,000.00 in cash as shown on Tenant’s balance sheet for a full 6 calendar month period and provides to Landlord evidence reasonably satisfactory to Landlord, in its reasonable discretion, and Tenant has timely paid all Rent and no Default has occurred under this Lease (“Additional LC Reduction Conditions”), then Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amount shall be $500,000.00 effective as of the date which is 30 days after Tenant provides such satisfactory evidence to Landlord. If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant’s failure to satisfy the LC Reduction Conditions described above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such earlier reduction except to the extent that Tenant satisfies the Additional LL Reduction Conditions. Notwithstanding anything to the contrary contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit Amount and Tenant has failed to cure such Default within any applicable cure period, then Tenant shall have no further right to reduce the Letter of Credit Amount as described herein. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

EXHIBIT G

NOTICE OF LEASE

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease:

1. Landlord:	MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

2. Tenant:	RAPID7, INC., a Delaware corporation

3. Date of Lease:	, 2013.

4. Premises:	46,569 rentable square feet of space as more particularly described in the Lease on the 13th and 14th floors of the building known as and numbered 100 Summer Street, Boston, Massachusetts 02110 (“Building”). The legal description for the land on which the Building is situated is set forth on Exhibit A attached hereto.

5. Initial Lease Term:	65 month term.

6. Extension Right:	One (1) option to extend the term for five (5) years, on the terms and conditions provided for by the Lease.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

This Notice is executed under seal this      day of             ,         .

LANDLORD: [insert name of landlord]

By:
Name:
Title:

TENANT: [insert name of tenant]

By:
Name:
Title:

THE COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this      day of                  20     , before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for             partnership) (as              of                     corporation), (as              of                      limited liability company), (as attorney in fact for                                        ).

Notary Public:

My Commission Expires:

THE COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this      day of                  20     , before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for             partnership) (as              of                     corporation), (as              of                      limited liability company), (as attorney in fact for                                        ).

Notary Public:

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT H

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

[Name of Financial Institution]

Irrevocable Standby Letter of Credit

No.

Issuance Date:

Expiration Date:
Applicant: Rapid7, Inc.

Beneficiary

MA-100 Summer Street Owner, L.L.C.

c/o Equity Office

125 Summer Street, 17th Floor

Boston, Massachusetts 02110

Attention: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Nine Hundred Seventy Five Thousand and NO/100 U.S. Dollars ($975,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between MA-100 Summer Street Owner, L.L.C., as landlord, and Rapid7, Inc., as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to

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draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                          to the attention of                                         .

Very truly yours,

[name]

[title}

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EXHIBIT I

HVAC SPECIFICATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The Building HVAC System is designed to provide heating and cooling as follows:

Winter:	72 degrees dry bulb +/- 2 degrees dry bulb when the outside temperature is 0 degrees dry bulb or greater

Summer:	75 degrees dry bulb +/- 2 degrees dry bulb when the outside temperature is 91 degrees dry bulb or less

However, Landlord shall not be liable for any failure to maintain the temperature ranges set forth above to the extent that such failure arises out of either (i) an excess density or electrical load within the Premises beyond any density or load limits that are standard for the Building, or (ii) Tenant’s use of heat generating machines, equipment or lighting in the Premises, or (iii) modifications performed to the HVAC system by Tenant (or any contractors retained by Tenant) which have not been approved by Landlord or which have been made by Tenant after being informed by Landlord that such modifications may negatively affect the ability of Landlord to provide HVAC services in accordance with the specifications set forth in this Exhibit, or (iv) Tenant’s failure to keep the window coverings in the Premises closed during periods when the outside temperature is 91 degrees dry bulb or above or (v) any Alterations to the Premises made by Tenant (or any contractors retained by Tenant) or at Tenant’s request which have not been approved by Landlord or which have been made by Tenant after being informed by Landlord that such Alterations may negatively affect the ability of Landlord to provide HVAC services in accordance with the specifications set forth in this Exhibit.

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EXHIBIT J

JANITORIAL SPECIFICATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RAPID7, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

OFFICE AREAS (All Floors)

Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas.

Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices. Spot vacuum/clean all others areas as needed.

Wash and sanitize all drinking fountains.

Damp mop spillage in uncarpeted office areas.

Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

Assure all designated locked doors are closed after area has been cleaned.

Activate all alarm systems as instructed by occupant (if applicable).

Arrange chairs at desk and conference room tables and turn off lights upon exiting.

Clean conference room tables and remove any remaining food items.

Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

Remove scuff marks on floor as needed.

Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

Damp wipe and polish all glass furniture tops.

Damp mop hard surfaced floors and/or uncarpeted surface floors.

Sweep uncarpeted floors employing dust control techniques with exception of lunchroom

Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance.

Edge vacuum all carpeted areas, as needed.

COMMON AREA RESTROOMS

Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

Wash both sides of all toilet seats with soap and/or disinfectant.

Clean flushometers, piping, toilet seat hinges, and other metal.

Empty, clean, and damp wipe all waste receptacles.

Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

Replace trash liner.

Flush water through P-trap to ensure elimination of odor.

Machine scrub floors.

COMMON AREA LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

Sweep and spot mop all stone, vinyl or composition lobby floors.

Vacuum and spot clean all carpeted floor and mats.

Dust and polish all brightwork, including mirrors and elevator call buttons.

Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

Vacuum and spot clean all carpet in elevators.

Clean and polish all trash receptacles

Dust all fire extinguisher cabinets and/or units.

Spot clean all doors.

All furniture should be cleaned as necessary (including directories)

Wash, disinfect and dry polish water coolers (if applicable).

Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

Maintain lobby floor as recommended by manufacturer.

Wet mop all stone, vinyl or composition lobby floors

Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

JANITORIAL ITEMS/AREAS RELATING TO BUILDING GENERALLY

Keep janitorial rooms in a clean, neat and orderly condition.

Maintain all janitorial carts and equipment in safe and clean condition.

GENERAL BUILDING FITNESS CENTER (If applicable)

Vacuum all exposed carpeted floors.

Spot clean all mirrors and walls.

Spray and disinfect fitness center equipment nightly.

Edge vacuum all carpeted areas, as needed.

Dust all ledges, as needed

Clean mirrors completely.

Stock supplies and towels.

GENERAL BUILDING LOCKER ROOMS (If applicable)

Perform building restroom cleaning specifications to restroom and locker room areas.

Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

LOADING DOCK, VAN PARKING AREAS, GENERAL BUILDING TRASH AREAS

Empty and reline all waste receptacles.

Sweep ramps, loading bays and parking areas for trash and cigarette butts.

GENERAL BUILDING COMMON AREA SERVICES

Spot clean and restock, as needed, all janitorial service closets.

Vacuum all garage lobbies and elevator carpets

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “First Amendment”) is made and entered into as of April 10, 2015, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”) and RAPID7, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated November 11, 2013 (the “Original Lease”), which Original Lease has been previously amended by that certain commencement letter dated May 7, 2014 (collectively, the “Existing Lease”). Pursuant to the Existing Lease, Landlord has leased to Tenant space currently containing approximately 46,569 square feet (the “Original Premises”) comprised of (i) 37,873 rentable square feet on the 13th floor and (ii) 8,696 rentable square feet on the 14th floor of the building commonly known as 100 Summer Street located at 100 Summer Street, Boston, Massachusetts 02110 (the “Building”).

B.	Tenant has requested that additional space containing approximately 21,026 rentable square feet on the 16th floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises on a temporary basis and that the Existing Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions. The Existing Lease as amended by this First Amendment is herein referred to as the “Lease”.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Existing Lease and agree and represent as follows:

1.	Expansion and Effective Date.

1.01

Effective as of the date that this First Amendment is fully executed by both parties and a fully executed copy of the First Amendment is delivered to Tenant (the “Expansion Effective Date”), the Premises, as defined in the Lease, is temporarily increased from 46,569 rentable square feet on the 13th and 14th floors to 67,595 rentable square feet on the 13th, 14th and 16th floors by the addition of the Expansion Space, and during the Expansion Space Term (as defined below), the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Effective Date and end on the date (the “Expansion Space Termination Date”) which is the earlier to occur of (x) June 30, 2016 and (y) the date which is immediately preceding the Suite 1401 Expansion Space Delivery Date (as defined in Section 5.02(d) of Exhibit F of the Original Lease), unless sooner terminated pursuant to the terms of the Lease; provided, however, that notwithstanding the occurrence of the Expansion Space Termination Date, in the event Tenant has properly exercised its Suite 1401 Expansion Option, Tenant shall have access to the Expansion Space for up to 5 Business Days thereafter for purposes of moving into the Suite 1401 Expansion Space, which such access shall be subject to all of the terms and conditions of this First Amendment except that Tenant shall not be obligated to pay Base Rent on account of such access to the

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Expansion Space. The Expansion Space is subject to all the terms and conditions of the Existing Lease except as expressly modified in this First Amendment and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for in this First Amendment with respect to the Expansion Space.

1.02	The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom.

2.	Base Rent.

2.01	In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Months of Expansion Space Term	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date – Expansion Space Termination Date	$46.00	$80,599.67

Base Rent for any partial month, if any, shall be prorated. All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

2.02	Notwithstanding anything in this Section to the contrary, so long as Tenant is not in Default, Tenant shall be entitled to an abatement of Base Rent in the amount of (a) $80,599.67 per month for the period commencing on the Expansion Effective Date and continuing through the date (the “Expansion Space Trigger Date”) which is the earlier to occur of (i) June 1, 2015, and (ii) the date Tenant takes occupancy of the Expansion Space and commences to conduct Tenant’s usual and customary business therein, (b) $53,766.34 per month for the period beginning on the Expansion Space Trigger Date and ending on the last day of the 6th full calendar month following the Expansion Space Trigger Date, and (c) $26,933.00 per month for the period commencing on the first day of the 7th full calendar month following the Expansion Space Trigger Date and ending on the Expansion Space Termination Date (the “Base Rent Abatement Period”). The amount of Base Rent abated during the Base Rent Abatement Period shall herein be referred to as the “Abated Base Rent”. The balance of the monthly installments of Base Rent payable for (i) the period commencing on the Expansion Space Trigger Date and ending on the last day of the 6th full calendar month following the Expansion Space Trigger Date (i.e., $26,833.33 per month) and (ii) the period commencing on the first day of the 7th full calendar month following the Expansion Space Trigger Date and ending on the Expansion Space Termination Date (i.e., $53,666.67 per month) (each, a “Remaining Monthly Balance”) shall be payable in accordance with the terms of the Lease.

3.	Security Deposit. No security deposit shall be required in connection with this First Amendment.

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4.	Tenant’s Pro Rata Share. Tenant shall not be obligated to pay Tenant’s Pro Rata Share of Expenses and Taxes with respect to the Expansion Space, it being understood that such sum is included in the Base Rent payable with respect to the Expansion Space; provided, however, the foregoing shall not affect Tenant’s obligation to pay Tenant’s Pro Rata Share of Expenses and Taxes with respect to the Original Premises as provided in the Lease.

5.	Electricity Rate. From and after the Expansion Effective Date, Tenant shall pay for electricity consumed by Tenant in the Expansion Space in accordance with the terms of the Lease. The initial estimated monthly charge for electricity for the Expansion Space shall be (a) $0.00 per month for the period commencing on the Expansion Effective Date and continuing through the day immediately preceding the Expansion Space Trigger Date, (b) $816.67 per month for the period beginning on the Expansion Space Trigger Date and ending on the last day of the 6th full calendar month following the Expansion Space Trigger Date (i.e., $1.40 per rentable square foot per year based on 7,000 rentable square feet), and (c) $1,633.33 per month for the period commencing on the first day of the 7th full calendar month following the Expansion Space Trigger Date and ending on the Expansion Space Termination Date (i.e., $1.40 per rentable square foot per year based on 14,000 rentable square feet).

6.	Improvements to Expansion Space.

6.01	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this First Amendment.

6.02	Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease. In any and all events, the Expansion Effective Date shall not be postponed or delayed if any initial improvements to the Expansion Space performed by or for the benefit of Tenant (if any) are incomplete on the Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom. Landlord hereby approves the Columbia Construction Co. as general contractor for any initial improvements to the Expansion Space performed by Tenant (if any).

6.03	Landlord’s Common Area Corridor Work. Landlord shall renovate the common corridor located on the 16th floor of the Building (the “Common Area Corridor Work”) at Landlord’s sole cost and expense. Without limiting the foregoing, and notwithstanding anything to the contrary, the Common Area Corridor Work shall include separating all Base Building systems serving the Expansion Space from those serving other spaces. Landlord and Tenant acknowledge that Tenant will occupy the Expansion Space at the same time that Landlord is performing the Common Area Corridor Work. Tenant further acknowledges that the Common Area Corridor Work may result in the relocation of a demising wall, a change in the square footage of the Expansion Space and

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other alterations to the Expansion Space, and that some commercially reasonable interference and impairment of Tenant’s rights of peaceful possession and occupancy is inevitable while performance of the Common Area Corridor Work is pending. Tenant hereby consents to such alterations to the Expansion Space and such commercially reasonable interference and impairment of peaceful possession and occupancy resulting from performance of the Common Area Corridor Work. Tenant further acknowledges and agrees that it shall not be entitled to any reduction or abatement of Rent due to any alterations to the Expansion Space or any commercially reasonable interference or impairment of peaceful possession and occupancy which Tenant may suffer due to the performance of the Common Area Corridor Work. Furthermore, the presence of Landlord and its agents, employees or contractors in the Common Area and the Expansion Space for the purpose of performing the Common Area Corridor Work shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant of any of its obligations under the Lease, or impose any other liability upon Landlord or its agents, employees or contractors. Landlord shall use reasonable efforts to complete the Common Area Corridor Work on or before July 15, 2015 (the “Common Area Corridor Work Target Completion Date”). If Landlord is delayed in the performance of the Common Area Corridor Work as a result of the acts or omissions of Tenant or its contractors or vendors (each a “Tenant Delay”), the Common Area Corridor Work shall be deemed to be substantially complete on the date that Landlord could reasonably have been expected to substantially complete the Common Area Corridor Work absent any Tenant Delay. In addition, the Common Area Corridor Work Target Completion Date shall be postponed by the number of days the substantial completion of the Common Area Corridor Work is delayed due to events of force majeure. Except as specifically set forth in this First Amendment Landlord’s failure to substantially complete the Common Area Corridor Work by the Common Area Corridor Work Target Completion Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Notwithstanding the foregoing, if the Common Area Corridor Work is not substantially complete by the date which is 15 days after the Common Area Corridor Work Target Completion Date (the “Outside Completion Date”), Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $2,649.85 for every day in the period beginning on the Outside Completion Date and ending on the date the Common Area Corridor Work is substantially complete. Landlord and Tenant acknowledge and agree that: (i) the determination of the date the Common Area Corridor Work is substantially complete shall take into consideration the effect of any Tenant Delays; and (ii) the Outside Completion Date shall be postponed by the number of days the date the Common Area Corridor Work is substantially complete is delayed due to events of force majeure.

7.	Early Access to Expansion Space. If Tenant is permitted to take possession of the Expansion Space before the Expansion Effective Date, such possession shall be subject to the terms and conditions of the Existing Lease and this First Amendment and Tenant shall pay Base Rent and Additional Rent applicable to the Expansion Space to Landlord for each day of possession prior to the Expansion Effective Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for the Expansion Space for any days of possession before the Expansion Effective Date during which Tenant, with the approval of Landlord, is in possession of the Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

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8.	Relocation. At Landlord’s expense at any one time during the Expansion Space Term (but not prior to Tenant’s occupancy of the initial Expansion Space as set forth on Exhibit A hereto) , as the same may be extended by written agreement between the parties, Landlord shall be entitled to cause Tenant to relocate from the Expansion Space to space containing approximately the same rentable area as the Expansion Space (the “Expansion Relocation Space”) within the Building at any time upon 60 days’ prior written notice to Tenant (“Expansion Relocation Notice”). Such a relocation shall not affect the Lease except that from and after the date of such relocation, “Expansion Space” shall refer to the Expansion Relocation Space into which Tenant has been moved, rather than the original Expansion Space as herein defined, and the total monthly Base Rent for the Expansion Relocation Space shall in no event exceed the total monthly Base Rent for the original Expansion Space prior to the relocation (as reduced by the Abated Base Rent as provided in Section 2.02 above). The Expansion Relocation Space shall be one contiguous space and shall include a kitchen, and Landlord shall, at Landlord’s sole cost and expense, (i) re-paint of the painted walls within the Expansion Relocation Space (with the necessary amount of coats thereof) with substantially the same color as the existing walls within the Expansion Space, subject to color availability, and (ii) re-carpet the carpeted areas within Expansion Relocation Space with substantially the same carpet as the existing carpeted areas within the Expansion Space, subject to the carpet availability. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property. Landlord shall also reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the Expansion Relocation Space in the manner and to the extent such cabling existed in the Expansion Space prior to the relocation (which such costs shall include any such cabling costs associated with connecting the Expansion Relocation Space to the Original Premises). Notwithstanding anything to the contrary, Landlord shall not have the right to cause Tenant to relocate from the Expansion Relocation Space.

9.	No Extension or Expansion Options. The parties hereto acknowledge and agree that any option or other rights contained in the Lease which entitle Tenant to extend the term of the Lease or expand the Premises shall apply only to the Original Premises and shall not be applicable to the Expansion Space in any manner.

10.	Holdover. If Tenant should holdover in the Expansion Space after expiration or earlier termination of the Expansion Space Term, any remedies available to Landlord as a consequence of such holdover contained in Section 22 of the Original Lease or otherwise shall be applicable, but only with respect to the Expansion Space and shall not be deemed applicable to the Original Premises unless and until Tenant holds over in the Original Premises after expiration or earlier termination of the Term.

11.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this First Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Existing Lease shall be amended in the following additional respects:

11.01	Landlord Notice Addresses. Effective as of the date of this First Amendment, Section 1.12 (Notice Addresses) of the Original Lease is hereby amended to reflect that notices to Landlord shall be addressed as follows:

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Landlord:	With a copy to:

MA-100 Summer Street Owner, L.L.C. c/o Equity Office 100 Summer Street, 9th Floor Boston, Massachusetts 02110 Attention: Property Manager	Equity Office Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attn: Managing Counsel – Boston Region

11.02	Parking. Effective as of the Expansion Effective Date, Section 1 (Parking) of Exhibit F of the Original Lease shall be amended to reflect that 2 additional unreserved parking spaces shall be leased to Tenant with respect to the Expansion Space, for parking by Tenant and its employees, for the then current rate for parking per unreserved parking space, per month, plus applicable tax thereon, as such rates may be adjusted from time-to-time to reflect the current rate for parking in the Garage (as defined in Section 1.01 of Exhibit F of the Original Lease) during the Expansion Space Term. The availability of such parking spaces, and the terms under which Tenant is entitled to use such parking spaces shall be subject to the terms of Section 1 of Exhibit F of the Original Lease.

12.	Initial Expansion Space Suite Signage and Building Directory. Notwithstanding anything to the contrary contained in Section 3 and Section 4 of Exhibit E (Building Rules and Regulations) of the Original Lease, Landlord, at Landlord’s cost and expense, shall install, for the Tenant as initially named herein, using the standard graphics for the Building, initial Building standard tenant identification and suite numbers at the entrance to the Expansion Space and on the Building directory in the main Building lobby. Thereafter, any additional tenant identification shall be (i) subject to Landlord’s prior review and approval thereof, and (ii) installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.

13.	Miscellaneous.

13.01	This First Amendment and the attached exhibit, which is hereby incorporated into and made a part of this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. This First Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Existing Lease, unless specifically set forth in this First Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this First Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

13.02	Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

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13.03	In the case of any inconsistency between the provisions of the Existing Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

13.04	Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this First Amendment constitutes a firm offer to enter the same, which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

13.05	The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

13.06	Tenant hereby represents to Landlord that Tenant has dealt with no broker, agent or finder other than McCall & Almy (“Tenant’s Broker”) in connection with this First Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, agents or finders claiming to have represented Tenant in connection with this First Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker, agent or finder other than Cushman & Wakefield of Massachusetts, Inc. (“Landlord’s Broker”) in connection with this First Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this First Amendment. Landlord agrees to pay a brokerage commission to Tenant’s Broker and Landlord’s Broker in accordance with the terms of separate commission agreements entered into or to be entered into between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker, respectively, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker or Landlord’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of the Lease except as may be specifically provided otherwise in such agreement or future agreement between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker, respectively.

13.07	Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

13.08

This First Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this First Amendment shall be deemed the equivalent of the delivery of the original, and any

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party so delivering a facsimile or pdf copy of the signed counterpart of this First Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

13.09	NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS FIRST AMENDMENT OR THE EXISTING LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

By:	MA-100 Summer Street, L.L.C., a Delaware limited liability company, its sole member

	By:	/s/ John Conley

	Name:	John Conley

	Title:	Vice President, Asset Management

TENANT:

RAPID7, INC., a Delaware corporation

By:	/s/ Steven Gatoff

Name:	Steven Gatoff

Title:	Chief Financial Officer

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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